                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                -----------------------------------------------
                                November 12, 2004

                         GENERAL GROWTH PROPERTIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                       1-11656                       42-1283895
    --------                       -------                       ----------
(State or other                  (Commission                  (I.R.S. Employer
jurisdiction of                  File Number)                  Identification
incorporation)                                                     Number)

                  110 N. Wacker Drive, Chicago, Illinois 60606
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

The registrant hereby amends its Current Report on Form 8-K signed November 12, 2004, as amended November 18, 2004, as follows:

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

      (a)   Financial Statements of Businesses Acquired.

            1. Audited consolidated financial statements of The Rouse Company ("Rouse") as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 were previously filed by General Growth Properties, Inc. (the "Company") on its Form 8-K/A dated October 29, 2004, as amended November 9, 2004.

            2. Unaudited condensed consolidated financial statements of Rouse as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003 and attached as Exhibit 99.2 to this report.

      (b)   Pro Forma Financial Information.

            The pro forma financial information of the Company listed in the accompanying Index is filed as part of this Current Report on Form 8-K/A.

      (c)   Exhibits.

            See the Exhibit Index attached hereto and incorporated herein by reference

(c)   Exhibits

      Exhibit
      Number     Name
      -------    ----
      2.1 Agreement and Plan of Merger by and Among The Rouse Company, General Growth Properties, Inc. and Red Acquisition, LLC dated as of August 19, 2004 (previously filed)

      10.1 $7,295,000,000 Amended and Restated Credit Agreement among General Growth Properties, Inc., GGP Limited Partnership and GGPLP L.L.C, as Borrowers, the Several Lenders from Time to Time Parties hereto, Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse First Boston and Wachovia Capital Markets, LLC, as Arrangers, Bank of America, N.A. and Credit Suisse First Boston, as Syndication Agents, Eurohypo AG, New York Branch, as Documentation Agent, Lehman Commercial Paper Inc., as Tranche B Administrative Agent, and Wachovia Bank, National Association, as General Administrative Agent dated as of November 12, 2004 (previously filed)

      10.2 Sixth Amendment dated November 12, 2004 to the Second Amended and Restated Operating Agreement of GGPLP, L.L.C. (previously filed)

      10.3 Amendment dated November 12, 2004 to the Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership (previously filed)

      99.1 Press Release dated November 12, 2004 entitled "General Growth Properties, Inc. Completes Merger of The Rouse Company" (previously filed)

      99.2 Unaudited condensed consolidated financial statements of Rouse as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL GROWTH PROPERTIES, INC.

                                        By: /s/ Bernard Freibaum
                                            ------------------------------------
                                            Bernard Freibaum
                                            Executive Vice President and
                                            Chief Financial Officer

Date: December 20, 2004

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      NAME
-------     ----
2.1         Agreement and Plan of Merger by and Among The Rouse Company, General
            Growth Properties, Inc. and Red Acquisition, LLC dated as of August
            19, 2004 (previously filed)

10.1        $7,295,000,000 Amended and Restated Credit Agreement among General
            Growth Properties, Inc., GGP Limited Partnership and GGPLP L.L.C, as
            Borrowers, the Several Lenders from Time to Time Parties hereto,
            Lehman Brothers Inc., Banc of America Securities LLC, Credit Suisse
            First Boston and Wachovia Capital Markets, LLC, as Arrangers, Bank of America, N.A. and Credit Suisse First Boston, as Syndication
            Agents, Eurohypo AG, New York Branch, as Documentation Agent, Lehman
            Commercial Paper Inc., as Tranche B Administrative Agent, and
            Wachovia Bank, National Association, as General Administrative Agent dated as of November 12, 2004 (previously filed)

10.2        Sixth Amendment dated November 12, 2004 to the Second Amended and
            Restated Operating Agreement of GGPLP, L.L.C. (previously filed)

10.3        Amendment dated November 12, 2004 to the Second Amended and Restated
            Agreement of Limited Partnership of GGP Limited Partnership
            (previously filed)

99.1        Press Release dated November 12, 2004 entitled "General Growth
            Properties, Inc. Completes Merger of The Rouse Company" (previously filed)

99.2 Unaudited condensed consolidated financial statements of Rouse as of September 30, 2004 and for the three and nine months ended September
            30, 2004 and 2003

                                      INDEX

GENERAL GROWTH PROPERTIES, INC.:

  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004.................   F-2

  Unaudited Pro Forma Condensed Consolidated Statement of Operations
  for the Nine Months Ended September 30, 2004......................................................   F-3

  Unaudited Pro Forma Condensed Consolidated Statement of Operations
  for the Year Ended December 31, 2003..............................................................   F-4

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..........................   F-5

                         GENERAL GROWTH PROPERTIES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                             (DOLLARS IN THOUSANDS)

                                                 HISTORICAL          HISTORICAL                             TOTAL
                                               GENERAL GROWTH        THE ROUSE          PRO FORMA         PRO FORMA
                                             PROPERTIES, INC.(1)     COMPANY(2)       ADJUSTMENTS(3)     CONSOLIDATED
                                            -------------------   -------------      --------------      ------------
ASSETS
Investment in real estate:
      Land                                      $  1,535,836       $    648,478       $      498,163 a    $  2,682,477
      Building and equipment                       9,920,089          5,470,445            4,202,417 a      19,592,951
      Less accumulated depreciation               (1,333,356)        (1,122,143)           1,122,143 a      (1,333,356)
      Developments in progress                       171,540            255,362                    -           426,902
                                                ------------       ------------       --------------      ------------
         Net property and equipment               10,294,109          5,252,142            5,822,723        21,368,974
      Investment in Unconsolidated
         Real Estate Affiliates                      759,481            576,679              523,120 a       1,859,280
      Investment land and land held for
         development and sale                              -            480,337              669,159 a       1,149,496
      Properties held for sale                        51,935              8,063                    -            59,998
                                                ------------       ------------       --------------      ------------
         Net investment in real estate            11,105,525          6,317,221            7,015,002        24,437,748
Cash                                                  20,963             33,107              (30,203)b          23,867
Tenant accounts receivable, net                      163,009             76,407                    -           239,416
Other assets                                         248,169            622,469               44,096 c         914,734
                                                ------------       ------------       --------------      ------------
TOTAL ASSETS                                    $ 11,537,666       $  7,049,204       $    7,028,895      $ 25,615,765
                                                ============       ============       ==============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage notes and other debt payable           $  8,614,821       $  4,636,072       $    7,127,278 d    $ 20,378,171
Accounts payable and accrued expenses                531,790            849,791              952,209 e       2,333,790
                                                ------------       ------------       --------------      ------------
                                                   9,146,611          5,485,863            8,079,487        22,711,961
Minority interest:
      Preferred units                                403,486                  -                    -           403,486
      Common units                                   388,932                  -              (22,519)f         366,413
Stockholders' equity                               1,598,637          1,563,341           (1,028,073)f       2,133,905
                                                ------------       ------------       --------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 11,537,666       $  7,049,204       $    7,028,895      $ 25,615,765
                                                ============       ============       ==============      ============

(1) Amounts are derived from the Condensed Consolidated Balance Sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

(2) Amounts are derived from detail supporting the Condensed Consolidated Balance Sheet included in The Rouse Company's ("Rouse") Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Certain amounts have been reclassified to conform to the Company's presentation.

(3)   For alphabetical references, refer to Note 2-Pro Forma Adjustments.

The accompanying notes are an integral part of these statements.

                         GENERAL GROWTH PROPERTIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  Other Acquisitions           Rouse Acquisition
                                          Historical      -------------------------------- --------------------------     Total
                                       General Growth     Historical Other    Pro Forma    Historical    Pro Forma      Pro Forma
                                     Properties, Inc.(1)    Acquisitions    Adjustments(3)  Rouse(2)   Adjustments(3)  Consolidated
                                     -------------------  ----------------  -------------- ----------  --------------  ------------
Revenues
  Minimum rent                          $     698,232       $      28,211     $    6,422 g  $ 425,911   $    57,008 g  $  1,215,784
  Tenant charges                              342,432              21,435              1 h    198,529         2,857 i       565,254
  Land sales                                        -                   -              -      258,894             -         258,894
  Other                                        91,041                  72            (59)j     55,041           504 i       146,599
                                        -------------       -------------     ----------    ---------   -----------    ------------
Total revenues                              1,131,705              49,718          6,364      938,375        60,369       2,186,531
                                        -------------       -------------     ----------    ---------   -----------    ------------

Expenses:
  Real estate taxes                            87,124               2,692              -       56,512           121 i       146,449
  Other property operating                    266,658              17,143              -      225,029         2,259 i       511,089
  Land sales operations                             -                   -              -      155,443        60,190 k       215,633
  Property management, general and
    administrative costs                       70,994                   -              -       54,844 l         875 l       126,713
  Depreciation and amortization               240,687                 371         14,694 m    143,522        78,867 m       478,141
                                        -------------       -------------     ----------    ---------   -----------    ------------
Total expenses                                665,463              20,206         14,694      635,350       142,312       1,478,025
                                        -------------       -------------     ----------    ---------   -----------    ------------
Operating income                              466,242              29,512         (8,330)     303,025       (81,943)        708,506
Interest expense, net                        (277,445)                  -        (19,962)n   (179,832)     (224,355)n      (701,594)
Allocations to minority interests             (73,011)                  -           (742)o          -        41,480 o       (32,273)
Income taxes, primarily deferred                    -                   -              -      (56,919)       24,076 p       (32,843)
Equity in income of unconsolidated
  affiliates                                   55,770               3,982         (2,970)q     15,134        (2,648)q        69,268
                                        -------------       -------------     ----------    ---------   -----------    ------------
Income from continuing operations
  available to common stockholders      $     171,556       $      33,494     $  (32,004)   $  81,408   $  (243,390)   $     11,064
                                        =============       =============     ==========    =========   ===========    ============

Weighted-average shares outstanding:
  Basic                                   218,080,000                                                    15,909,000 r   233,989,000
  Diluted                                 218,759,000                                                    15,909,000 r   234,668,000
Income from continuing operations
 per share:
  Basic                                 $        0.79                                                                  $       0.05
  Diluted                                        0.78                                                                          0.05

(1) Amounts are derived from the Condensed Consolidated Statement of Operations included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

(2) Amounts are derived from detail supporting the Condensed Consolidated Statement of Operations included in Rouse's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Certain amounts have been reclassified to conform to the Company's presentation.

(3)   For alphabetical references, refer to Note 2-Pro Forma Adjustments.

The accompanying notes are an integral part of these statements.

                         GENERAL GROWTH PROPERTIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       Other Acquisitions (2)                  Rouse Acquisition
                                 Historical   ----------------------------------------  ---------------------------
                              General Growth   Historical                                                               Total
                                Properties,       Other        Pro Forma                 Historical    Pro Forma      Pro Forma
                                  Inc.(1)     Acquisitions   Adjustments(5) Pro Forma     Rouse(3)   Adjustments(5) Consolidated
                              --------------  ------------   -------------- ----------  -----------  -------------- ------------
Revenues
  Minimum rent                 $    775,320     $ 187,582     $   25,047 g  $  987,949  $   531,252  $    76,198 g  $  1,595,399
  Tenant charges                    367,065       114,031            746 h     481,842      230,506        3,936 i       716,284
  Land sales                              -             -              -             -      284,840            -         284,840
  Other                             120,406         9,259         (4,120)j     125,545       82,686          680 i       208,911
                               ------------     ---------     ----------    ----------  -----------  -----------    ------------
Total revenues                    1,262,791       310,872         21,673     1,595,336    1,129,284       80,814       2,805,434
                               ------------     ---------     ----------    ----------  -----------  -----------    ------------

Expenses:
  Real estate taxes                  88,276        25,557              -       113,833       64,367          162 i       178,362
  Other property operating          277,641        91,915              -       369,556      270,098        2,784 i       642,438
  Land sales operations                   -             -              -             -      167,538       65,341 k       232,879
  Property management,
    general and
    administrative costs            118,377             -              -       118,377       64,421        1,150 i       183,948
  Depreciation and
    amortization                    230,195         7,724         69,225 m     307,144      171,183      107,674 m       586,001
                               ------------     ---------     ----------    ----------  -----------  -----------    ------------
Total expenses                      714,489       125,196         69,225       908,910      737,607      177,111       1,823,628
                               ------------     ---------     ----------    ----------  -----------  -----------    ------------

Operating income                    548,302       185,676        (47,552)      686,426      391,677      (96,297)        981,806
Interest expense, net              (276,235)            -        (87,523)n    (363,758)    (233,498)    (307,705)n      (904,961)
Allocations to minority
  interests                        (110,984)            -        (12,268)o    (123,252)           -       54,209 o       (69,043)
Income taxes, primarily
  deferred                                -             -              -             -      (42,598)      26,136 p       (16,462)
Equity in income of
  unconsolidated affiliates          94,480         9,080        (19,928)q      83,632       31,421       (3,524)q       111,529
                               ------------     ---------     ----------    ----------  -----------  -----------    ------------

Income from continuing
  operations                        255,563       194,756       (167,271)      283,048      147,002     (327,181)        102,869
Convertible preferred stock
  dividends                         (13,030)            -              -       (13,030)           -            -         (13,030)
                               ------------     ---------     ----------    ----------  -----------  -----------    ------------

Income from continuing
  operations available to
  common stockholders          $    242,533     $ 194,756     $ (167,271)   $  270,018  $   147,002  $  (327,181)   $     89,839
                               ============     =========     ==========    ==========  ===========  ===========    ============

Weighted-average shares
  outstanding:
  Basic                         200,875,000                                                           15,909,000 r   216,784,000
  Diluted (4)                   215,079,000                                                            2,450,000 r   217,529,000
Income from continuing
 operations
 per share:
  Basic                        $       1.21                                                                         $       0.41
  Diluted (4)                          1.19                                                                                 0.41

(1) Amounts are derived from the Condensed Consolidated Statement of Operations originally included in the Company's Annual Report on Form 10-K for the Year for the Year Ended December 31, 2003 and revised on Form 8-K filed on December 21, 2004.

(2)   Amounts are derived from the Company's Form 8-K/A filed on August 2, 2004.

(3) Amounts are derived from detail supporting the Condensed Consolidated Statement of Operations originally presented in Rouse's Annual Report on Form 10-K for the Year Ended December 31, 2003 and revised on Form 8-K filed on November 9, 2004. Certain amounts have been reclassified to conform to the Company's presentation.

(4) The convertible preferred stock was dilutive to the historical diluted earnings per share of the Company, but anti-dilutive to the total pro forma consolidated results.

(5)   For alphabetical references, refer to Note 2-Pro Forma Adjustments.

The accompanying notes are an integral part of these statements.

NOTE 1 PRO FORMA BASIS OF PRESENTATION

GENERAL - The pro forma condensed consolidated financial statements are based upon the historical financial information of General Growth Properties, Inc. ("GGP" or the "Company"), excluding discontinued operations, and the historical financial information of each of the acquisitions listed below as if the acquisitions had occurred on the first day of the earliest period presented for the unaudited pro forma condensed consolidated statements of operations and as of the date of the unaudited pro forma condensed consolidated balance sheet. In management's opinion, all adjustments necessary to reflect these transactions have been included.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's Current Reports on Form 8-K/A filed on August 2, 2004, November 10, 2004 and November 18, 2004, the Company's Current Reports on Form 8-K filed on October 25, 2004, November 12, 2004 and December 21, 2004, The Rouse Company's ("Rouse") Current Report on Form 8-K filed on November 9, 2004, the Annual Reports on Form 10-K for the year ended December 31, 2003 of the Company and Rouse and the Quarterly Reports on Form 10-Q for the quarter ended September 30, 2004 of the Company and Rouse.

The Rouse acquisition, as further described below, will be accounted for as a purchase business combination. The fair value of the consideration paid by GGP will be used as the valuation basis for the Rouse acquisition. The consolidated assets and liabilities of Rouse will be revalued based on their respective fair values as of the effective date of the acquisition. The unaudited pro forma adjustments, including the preliminary purchase accounting adjustments, are based on currently available information and upon preliminary assumptions and estimates that the Company believes are reasonable. The preliminary purchase accounting allocations are subject to reallocation as additional information, including third-party market valuations, become available and when the final purchase accounting is completed.

The costs of the assets acquired and liabilities assumed in conjunction with the other acquisitions, as further described below, have also been allocated based on estimates of their respective fair values. These preliminary purchase allocations are also based on the information available at this time. Subsequent adjustments and refinements to the allocations are expected to be made as additional information becomes available.

The pro forma financial information contained in these pro forma condensed consolidated financial statements may not necessarily be indicative of what actual results of the Company would have been if such transactions had been completed as of the dates indicated nor does it purport to represent the results of operations for future periods. GGP management believes that the Rouse merger will create potential cost savings and operating efficiencies, such as elimination of redundant administrative and property management costs. Additionally, the Company expects to continue to finance or refinance both Rouse and GGP properties with secured debt which is expected to bear interest at rates lower than the interest rates assumed in determining the pro forma interest expense adjustments in the accompanying condensed consolidated statements of operations. These potential cost and interest savings have not been reflected in the accompanying unaudited pro forma condensed consolidated statements of operations as the Company is currently unable to quantify them and there is no assurance that any anticipated savings will be realized.

The Company, Rouse, and a majority of their affiliates have elected to be treated as Real Estate Investment Trusts ("REITs") pursuant to the Internal Revenue Code of 1986, as amended. As a REIT, the majority of the Company's operations will generally not be subject to federal income tax on taxable income distributed currently to its stockholders. However, certain affiliates of the Company and Rouse are taxable REIT subsidiaries ("TRS"). A TRS is permitted to engage in non-qualifying REIT activities and the taxable income of a TRS is subject to federal, state and local income taxes. Deferred income taxes relate primarily to the TRS and are accounted for using the asset and liability method.

ROUSE ACQUISITION - On November 12, 2004, the Company completed its previously announced merger with Rouse, a real estate development and management company. Under the terms of the merger agreement, stockholders of Rouse received a cash payment of $65.20526 per share. The total value of the acquisition is estimated as follows:

(IN THOUSANDS)
--------------
Purchase of outstanding Rouse shares (103,718,038 shares at $65.20526 per share).................   $ 6,762,962
Assumption of Rouse's historical debt............................................................     4,636,072
Assumption of Rouse debt related to Rouse's extraordinary dividend...............................       238,006
Assumption of Rouse's historical liabilities.....................................................       849,791
Adjustment to reflect Rouse's historical debt at estimated fair market value.....................       224,225
Adjustment to reflect Rouse's historical other liabilities at estimated fair market value........       202,277
Below-market lease adjustment....................................................................       349,932
Merger costs:
    Employee and related costs...................................................................       275,000
    Legal, investment advisory, accounting and other fees........................................       125,000
                                                                                                    -----------
                                                                                                        400,000
                                                                                                    -----------
                                                                                                    $13,663,265
                                                                                                    ===========

The Company entered into a credit agreement on November 12, 2004 to fund the cash portion of the Rouse merger consideration and, with other cash and financing sources, fund other costs of the merger transaction. The credit agreement includes a six-month bridge loan of approximately $1.145 billion, a three-year $3.65 billion term loan, a four-year $2 billion term loan and a three-year $500 million revolving credit facility of which only $250 million was initially borrowed. Repayment of the three-year $3.65 billion term loan begins in November 2005 with semi-annual payments in 2006, quarterly payments in 2007 and a final $1.775 billion payment in November 2007. Repayment of the four-year $2 billion term loan begins in March 2005 with quarterly payments through September 2008 and a final $1.925 billion payment in November 2008. The credit agreement currently bears interest at a weighted-average rate of LIBOR plus approximately 2.21 percent.

With exceptions for capital expenditures and other items, the Company is required to apply the net proceeds of future mortgage financings and refinancings, sales of equity, and asset dispositions (including by casualty or condemnation) toward prepayment of the credit agreement in accordance with various priorities set out in the credit agreement. The credit agreement is secured by a pledge of the Company's operating partnership's ownership interest in Rouse and in GGPLP L.L.C and also by a pledge of the interest in an operating account in which the Company will deposit any distributions the operating partnership receives from its interests in the Rouse companies.

During the term of the facility, the Company is subject to customary affirmative and negative covenants. Upon the occurrence of an event of default contained in the credit agreement, the lenders under the facilities will have the option of declaring immediately due and payable all amounts outstanding under the agreement. The credit agreement contains events of default including a failure by the Company to maintain its status as a REIT under the Internal Revenue Code, a failure by the Company to remain listed on the New York Stock Exchange and such customary events as nonpayment of principal, interest, fees or other amounts, breach of representations and warranties, breach of covenant, cross-default to other indebtedness and certain bankruptcy events.

In addition, on November 9, 2004, the Company closed a warrant offering to existing equity holders. Subscribers in the warrants offering purchased approximately 15.9 million shares of the Company's common stock, at $32.23 per share, for total gross proceeds of approximately $513 million. The Company accepted the subscriptions and issued the common stock on Friday, November 12, 2004.

Historical results of operations of Rouse have been prepared in accordance with Rule 3-05 of Regulation S-X of the United States Securities and Exchange Commission ("Regulation S-X"). Pro forma adjustments and results related to the Rouse acquisition have been prepared in accordance with Article 11 of Regulation S-X.

On November 10, 2004, Rouse acquired Oxmoor Center ("Oxmoor"), a regional retail center in Louisville, Kentucky, for $123 million, including $60 million in assumed debt. The results of operations of this center are included in the Rouse acquisition pro forma adjustments.

OTHER ACQUISITIONS - Other acquisitions include all acquisitions of the Company since January 1, 2003 other than the Rouse acquisition. These other acquisitions are summarized below. Historical results of operations of the other acquisitions have been prepared in accordance with Rule 3-14 of Regulation S-X. Pro forma adjustments and results related to the other acquisitions have been prepared in accordance with Article 11 of Regulation S-X. As the properties will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

Other acquisitions include the following:

                                                                                          NEW OR ASSUMED DEBT(1)
                                                                                       ---------------------------
                                                           ACQUISITION   PURCHASE                      PRO FORMA
(IN THOUSANDS)                                                 DATE       PRICE         AMOUNT       INTEREST RATE
                                                           -----------   --------      --------      -------------
2004
A 50% ownership interest in Burlington Town
  Center ..............................................    January 7     $ 10,250            --                 --
Redlands Mall..........................................    January 16      14,250            --                 --
The remaining 50% ownership interest in Town
  East Mall ...........................................    March 1         44,500            --                 --
Four Seasons Town Centre ..............................    March 5        161,000      $134,400(2)             5.6%
A 33 1/3% ownership interest in GGP/Sambil
  Costa Rica...........................................    April 30        12,217(3)         --                 --
A 50% ownership interest in Riverchase
  Galleria ............................................    May 11         166,000       100,000               3.26%(6)
Mall of Louisiana .....................................    May 12         265,000       185,000        LIBOR+58 bp
The Grand Canal Shoppes ...............................    May 17         766,000       766,000               4.18%
A 50% ownership interest in GGP/NIG Brazil.............    July 30         32,000(4)         --                 --
Stonestown.............................................    August 13      312,550       220,000        LIBOR+68 bp
Land held for development and sale.....................    November 22     14,158            --                 --

2003
Peachtree Mall.........................................    April 30      $ 87,600      $ 53,000        LIBOR+85 bp
Saint Louis Galleria...................................    June 11        235,000       176,000       LIBOR+165 bp
Coronado Center .......................................    June 11        175,000       131,000        LIBOR+85 bp
The remaining 49% ownership interest in GGP
  Ivanhoe III..........................................    July 1         459,000       268,000               3.81%
Lynnhaven Mall ........................................    August 27      256,500       180,000       LIBOR+125 bp
Sikes Senter ..........................................    October 14      61,000        41,500        LIBOR+70 bp
The Maine Mall ........................................    October 29     270,000       202,500       LIBOR+125 bp
Glenbrook Square.......................................    October 31     219,000       164,250       LIBOR+108 bp
Foothills Mall ........................................    December 5     100,500        45,750(5)             6.6%
Chico Mall ............................................    December 23     62,390        30,600                7.0%
Rogue Valley Mall .....................................    December 23     57,495        28,000               7.85%

(1) The interest rate used in the pro forma statements for the new or assumed variable-rate debt incurred in the property acquisitions listed above reflects a LIBOR rate of 1.84% for the nine months ended September 30, 2004 and 1.12% for the year ended December 31, 2003. Funding for the land held for development and sale acquisition was assumed to have been drawn on the $500 million revolving credit facility established in connection with the Rouse acquisition. Additional funding for all acquisitions prior to November 12, 2004, including for those acquisitions for which a specific and separate loan was not obtained or assumed, was assumed to have been drawn on the Company's line of credit at an interest rate of 2.62% for the nine months ended September 30, 2004 and 2.48% for the year ended December 31, 2003.

(2) Excludes approximately $25.1 million in 7% Series E Cumulative Convertible Preferred Units of GGP Limited Partnership interest.

(3) Approximately $9.7 million was funded at closing. The remaining amounts will be drawn on a letter of credit provided by the Company as additional construction and development costs of the project are incurred.

(4) Approximately $7.0 million was funded at closing. The remaining amounts will be invested by the Company (upon the decision of both partners) to acquire additional interests in the properties currently owned or to acquire interests in other retail centers.

(5) Excludes approximately $26.6 million in 6.5% Series D Cumulative Convertible Preferred Units of GGP Limited Partnership interest.

(6)   Including the impact of interest rate swaps.

NOTE 2 PRO FORMA ADJUSTMENTS

a) Adjustments to investments in real estate assets reflect preliminary purchase accounting adjustments to Rouse's historical investments in real estate assets based on preliminary estimates of their fair values and a $14.2 million acquisition of land held for development and sale.

b) The cash adjustment reflects payment of Rouse's closing dividend on November 12, 2004. The closing dividend of $.29120 per share was equal to the pro rata portion of Rouse's regular quarterly dividend of $.47 per share.

c) Adjustments to other assets primarily reflect preliminary purchase accounting adjustments to Rouse's historical other assets based on preliminary estimates of their fair values.

d)    Mortgage notes and other debt payable adjustments include the following:

(IN THOUSANDS)
--------------
Draws on credit facility...........................................   $ 7,045,000
Net financing/refinancing of existing GGP properties...............       920,400
Net financing/refinancing of Rouse properties......................     1,172,000
Repayment of GGP line of credit....................................    (1,799,011)
Repayment of Rouse line of credit..................................      (449,494)
Fair value adjustment to Rouse historical debt.....................       224,225
Acquisition of land held for development and sale..................        14,158
                                                                      -----------
                                                                      $ 7,127,278
                                                                      ===========

e) Adjustments to other liabilities primarily reflect pro forma adjustments to Rouse's historical other liabilities to reflect their estimated fair values, accrued merger costs and acquired below-market leases. Preliminary estimates for acquired below-market leases totaled $349.9 million and are included in accounts payable and accrued expenses.

f) Minority interest and stockholders' equity adjustments reflect the issuance of approximately $513 million of newly-issued GGP common stock pursuant to the warrants offering. Stockholders' equity adjustments also reflect elimination of Rouse's historical equity.

g)    Minimum rent adjustments include the following:

                                                           NINE MONTHS ENDED               YEAR ENDED
                                                          SEPTEMBER 30, 2004           DECEMBER 31, 2003
                                                      -------------------------    -------------------------
                                                         OTHER         ROUSE          OTHER         ROUSE
(IN THOUSANDS)                                        ACQUISITIONS  ACQUISITION    ACQUISITIONS  ACQUISITION
                                                      ------------  -----------    ------------  -----------
Net amortization of acquired above
   and below-market leases for acquisitions .......       $ 3,372      $51,140        $16,717      $67,529
Oxmoor historical .................................            --        5,868             --        8,669
New leasing arrangements at Grand Canal Shoppes ...         2,920           --          7,660           --
Reclassify specialty leasing revenues to conform to
   GGP presentation ...............................           130           --            670           --
                                                          -------      -------        -------      -------
                                                          $ 6,422      $57,008        $25,047      $76,198
                                                          =======      =======        =======      =======

h) Tenant charges adjustment reflects the reclassification of overage rents to conform to GGP presentation.

i)    Adjustments reflect Oxmoor historical results.

j)    Other acquisitions adjustments to other revenue reflect the following:

                                                                          OTHER ACQUISITIONS
                                                                      ----------------------------
                                                                       NINE MONTHS       YEAR
                                                                          ENDED          ENDED
                                                                      SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS)                                                            2004            2003
                                                                      -------------   ------------
Termination of management agreements resulting from acquisition of
  remaining interests in GGP Ivanhoe III and Town East Mall ......      $  (145)        $(2,412)
Additional Riverchase management fees ............................          216             600
Reclassifications to conform to GGP presentation:
    Overage rents ................................................           --            (746)
    Specialty leasing revenues ...................................         (130)           (670)
    Operations of property under development .....................           --            (812)
Other ............................................................           --             (80)
                                                                        -------         -------
                                                                        $   (59)        $(4,120)
                                                                        =======         =======

k) Land sales operations adjustments reflect increases in the cost of land sold as a result of preliminary purchase accounting adjustments to increase the historical basis of Rouse's investment land and land held for development and sale based on preliminary estimates of their fair values.

l) Historical Rouse results include $52.0 million of nonrecurring expenses resulting from Rouse's agreement with the Internal Revenue Service which addresses certain tax law requirements related to its REIT status. The property management, general and administrative cost adjustment reflects $875,000 of Oxmoor historical results.

m) Depreciation and amortization adjustments reflect increases in deprecation and amortization expense as a result of preliminary purchase accounting adjustments to increase the historical basis of depreciable acquired buildings and equipment based on preliminary estimates of their fair market values. Such pro forma adjustments were depreciated over a weighted-average life of 40 years.

n) Interest expense adjustments reflect a combination of debt assumption and increased borrowings. Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions are based on a spread over LIBOR and have not been converted to fixed-rate loans through the use of interest rate swap agreements, the rates will periodically change. If the interest rate on such variable-rate loans increase or decrease by 12.5 basis points, the annual interest expense will increase or decrease by approximately $6.1 million for the nine months ended September 30, 2004 and approximately $8.1 million for the year ended December 31, 2003.

o) Minority interest adjustments reflect the allocation of earnings to the minority interests and changes in minority interest percentages pursuant to the issuance of approximately 15.9 million shares of newly-issued GGP common stock pursuant to the warrants offering.

p) Income tax adjustments reflect reduced tax expense primarily as it relates to land sales. Substantially all of Rouse's investment land and land held for development and sale are owned by TRSs. As a result, the pro forma adjustments which decreased the profit margin on land sales operations also reduced the related income tax expense.

q)    Adjustments to equity in unconsolidated affiliates reflect the following:

                                     OTHER ACQUISITIONS
                                ----------------------------
                                 NINE MONTHS        YEAR
                                   ENDED           ENDED
                                SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS)                     2004            2003
                                -------------   ------------
Town East ..................      $   (430)       $ (3,595)
GGP Ivanhoe III ............            --          (9,085)
Riverchase .................        (2,333)         (6,658)
GGP/NIG Brazil .............          (207)         (1,037)
GGP Ivanhoe IV .............            --             447
                                  --------        --------
                                  $ (2,970)       $(19,928)
                                  ========        ========

      - Town East and GGP Ivanhoe III - Eliminates equity in income from these ventures due to the purchase of the remaining venture shares which causes the properties owned by these joint ventures to be fully consolidated.

      - Riverchase and GGP/NIG Brazil - Reflects reductions in the equity in income from these ventures due to pro forma adjustments which resulted in additional depreciation and interest expenses which were partially offset by amortization of below-market leases.

      - GGP Ivanhoe IV - Reflects equity in income of Eastridge Mall due to the transfer of its ownership by GGP Ivanhoe III, Inc. to GGP Ivanhoe IV.

      The Rouse acquisition adjustment reflects reductions in the equity in income from its joint ventures due to pro forma adjustments which resulted in additional depreciation and interest expenses which were partially offset by amortization of below-market leases.

r) The weighted-average shares outstanding adjustment reflects the issuance of approximately 15.9 million shares of newly-issued GGP common stock pursuant to the warrants offering. The pro forma adjustment for the year ended December 31, 2003 also reflects 13.5 million shares of convertible preferred stock which were dilutive to the historical results and anti-dilutive to the pro forma consolidated results.